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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-172725) and S-8 (Nos. 333-138631, 333-145232, 333-155115, 333-157869, 333-165405, 333-172724, 333-181268 and 333-187589) of Metabolix, Inc. of our report dated March 28, 2013, except for the second paragraph in Note 1, as to which the date is January 16, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 16, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM